                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                                                 FOR THE PERIOD
                                                                                                                 AUGUST 19, 1994
                                                                                                                 (DATE OF
                                                                                                                 COMMENCEMENT
                                                                       THREE MONTHS ENDED        YEAR ENDED      OF OPERATIONS) TO
                                                                MARCH 31, 1996  MARCH 31, 1995 DECEMBER 31, 1995 DECEMBER 31, 1994
                                                                --------------  -------------- ----------------- -----------------
                                                                         (unaudited)
PRIMARY:
      Average common shares outstanding                            5,521,376          208,332     2,305,275          208,332
      Average preferred shares outstanding (A)                             0        1,666,063     1,008,767        1,467,748
      Net effect of dilutive stock options outstanding
          during the period -- based on treasury stock method        164,227          187,022       173,716          187,022
      Net effect of dilutive stock warrants outstanding
          during the period -- based on treasury stock method        443,984           53,744       216,046           53,744
                                                                  ----------       ----------    ----------       ----------
            Total                                                  6,129,587        2,115,161     3,703,804        1,916,846
                                                                  ==========       ==========    ==========       ==========
      Net Income                                                  $1,954,190       $  401,677    $3,154,831       $  381,804
                                                                  ==========       ==========    ==========       ==========
      Per Share Amount                                            $     0.32       $     0.19    $     0.85       $     0.20
                                                                  ==========       ==========    ==========       ==========


FULLY DILUTED:
      Average common shares outstanding                            5,521,376          208,332     2,305,275          208,332
      Average preferred shares outstanding (A)                             0        1,666,063     1,008,767        1,467,748
      Net effect of dilutive stock options outstanding
          during the period -- based on treasury stock method        164,548          187,022       170,144          187,022
      Net effect of dilutive stock warrants outstanding
          during the period -- based on treasury stock method        446,724           53,744       296,696           53,744
                                                                  ----------       ----------    ----------       ----------
            Total                                                  6,132,648        2,115,161     3,780,882        1,916,846
                                                                  ==========       ==========    ==========       ==========
      Net Income                                                  $1,954,190       $  401,677    $3,154,831       $  381,804
                                                                  ==========       ==========    ==========       ==========
      Per Share Amount                                            $     0.32       $     0.19    $     0.83       $     0.20
                                                                  ==========       ==========    ==========       ==========


(A) Preferred shares considered common stock equivalents for all periods as there is no stated yield and there is an automatic conversion feature to convert the preferred to common with no additional proceeds to the company.